UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      January 8, 2008

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) underthe Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2008, Joy Global Inc., a Delaware corporation (“Joy Global”), entered into a Purchase Agreement (the “Agreement”), by and among Joy Global, NES Group, Inc., a Delaware corporation (the “Parent”), and N.E.S. Investment Co., a Delaware corporation (the “Company”). The Company is the parent holding company of Continental Global Inc., a Delaware corporation (“Continental”). Pursuant to the terms of the Agreement, Joy Global will purchase from Parent all of the outstanding shares of the Company for an aggregate amount of $270 million, minus any indebtedness of the Company or its subsidiaries assumed by Joy Global at closing, and the Company will become a wholly owned subsidiary of Joy Global (the “Acquisition”).

Each of the parties to the Agreement has made certain customary representations, warranties, and covenants in the Agreement. Parent and the Company also have agreed to certain pre-closing covenants in the Agreement, including, among other things, (i) to carry on the businesses of the Company and its subsidiaries in the ordinary course during the period between the date of the Agreement and closing, and not to engage in certain types of transactions during such period, (ii) not to solicit, initiate, encourage or take any other action to facilitate the submission of any inquiries, proposals or offers from any third party of any third party transaction (as defined in the Agreement), or agree to endorse or enter into discussions or negotiations related to any third party transaction, and (iii) to use all reasonable best efforts to divest the Company’ s axle products business.

Joy Global currently anticipates completing the Acquisition during the first calendar quarter of 2008, subject to various closing conditions. In addition to certain customary closing conditions of each of the parties to the Agreement, the conditions to Joy Global’s obligation to close the Acquisition include the following: (i) the failure of the representations and warranties made by Parent and the Company to be true and correct do not constitute a material adverse effect (as defined in the Agreement), (ii) receipt of a letter of credit to support Parent’s indemnification obligations under the Agreement, (iii) the absence of a material adverse effect since the date of the Agreement, (iv) divestiture of the Company’s axle products business, (v) execution of an escrow agreement reasonably acceptable to Joy Global relating to the Company’s South African subsidiary if any necessary approval, consent or authorization from the Competition Commission of South Africa has not been obtained prior to closing, and (vi) termination of certain related party agreements by Parent and the Company. The Agreement provides each of the parties to the Agreement with customary termination rights.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01 Other Events

On January 8, 2008, Joy Global issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

2.1   Purchase Agreement by and Among Joy Global Inc., NES Group, Inc. and N.E.S. Investment Co.

99.1   Press release dated January 8, 2008 of Joy Global Inc. announcing the acquisition of Continental Global Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: January 11, 2008	By: /s/James H. Woodward, Jr. James H. Woodward, Jr. Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase Agreement by and Among Joy Global Inc., NES Group, Inc. and N.E.S. Investment Co.
99.1	Press release dated January 8, 2008 of Joy Global Inc. announcing the acquisition of Continental Global Group Inc.